Exhibit 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Sub Surface Waste Management of Delaware, Inc., (the "Company") on Form 10-QSB for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Conrad Nagel, Principal Accounting Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                 /S/ CONRAD NAGEL
                                                 ----------------
                                                 Conrad Nagel
                                                 Principal Accounting Officer
                                                 February 17, 2006

The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss.1350 and is not being filed as part of the Report or as a separate disclosure document.